EXHIBIT 99.1 -- Independent Accountant's Servicing Report for the year ended

a)

[ERNST & YOUNG logo]

                      Ernst & Young LLP            Phone: (720) 931-4000
                      Suite 3300                   Fax:   (720) 931-4444
                      370 17th Street              www.ey.com
                      Denver, Colorado 80202-5663







                  Report of Independent Accountants



Board of Directors
Aurora Loan Services Inc.


We have examined management's assertion, included in the accompanying report titled Report of Management, that Aurora Loan Services Inc. (the Company) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) during the year ended November 30, 2004. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertions about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that the Company complied with the aforementioned requirements during the year ended November 30, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of the Board of Directors, management, the U.S. Department of Housing and Urban Development, the Government National Mortgage association, and the Company's private investors and is not intended to be and should not be used by anyone other than these specified parties.


                                          /s/ Ernst & Young LLP


February 11, 2005


b)


[PRICEWATERHOUSECOOPERS logo]
                                          PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers Center
                                          300 Madison Avenue
                                          New York NY 10017
                                          Telephone (646) 471 3000
                                          Facsimile (813) 286 6000


                   Report of Independent Auditors


To the Board of Directors and Stockholder of Chase Home Finance LLC:


We have examined management's assertion about Chase Home Finance LLC's (formerly known as Chase Manhattan Mortgage Corporation) (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2004 included in the accompanying management assertion
(see Exhibit I). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances.
We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2004 is fairly stated, in all material respects.



/s/ PricewaterhouseCoopers LLP

March 11, 2005



c)


[PRICEWATERHOUSECOOPERS logo]
                                          PricewaterhouseCoopers LLP
                                          222 Lakeview Avenue
                                          Suite 360
                                          West Palm Beach, FL 33401
                                          Telephone (561) 832 0038
                                          Facsimile (561) 805 8181


  Independent Registered Certified Public Accountant's Report


To the Board of Directors of
Ocwen Federal Bank FSB:


We have examined management's assertion included in the accompanying Management Assertion on Compliance with USAP, that, except for the noncompliance related to reconciliations described in the third paragraph and the noncompliance related to adjustable rate mortgages described in the fifth paragraph, Ocwen Federal Bank FSB (the "Bank") complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2004. Management is responsible for the Bank's compliance with those minimum servicing standards.
Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the minimum servicing standards and performing such other procedures as we consider necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with the minimum servicing standards.

Our examination disclosed noncompliance with minimum servicing standards related to account reconciliations and adjustable rate mortgages applicable to the Bank during the year ended December 31, 2004. Such noncompliance is described in the accompanying Management Assertion on Compliance with USAP.

In our opinion, management's assertion that the Bank complied with the aforementioned minimum servicing standards, except for noncompliance as described in the accompanying Management
Assertion on compliance with USAP, as of and for the year ended
December 31, 2004 is fairly stated, in all material respects.



/s/ PricewaterhouseCoopers LLP

March 29, 2005


d)


[KPMG logo]
		KPMG LLP
		55 Second Street
		San Francisco, CA 94105


		Independent Accountants' Report


The Board of Directors
Wells Fargo Bank, N.A.:


We have examined management's assertion, included in the accompanying Assertion of Management of Wells Fargo Bank, N.A. (the "Bank"), as servicer complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation
Program for Mortgage Bankers, except for the minimum servicing standards I.4, III.3, III.4, III.6, V.2, V.3, and V.4, which the Bank has determined are not applicable to the servicing of the pools, as of and for the year ended December 31, 2004. Management is responsible for the Bank's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.


Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the minimum servicing standards specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with the minimum servicing standards.

Our examination disclosed the following material noncompliance with minimum servicing standards over mortgage payments applicable to the Bank as of and for the year ended December 31, 2004: In seven of forty-five payments tested, we noted that the mortgage payment as recorded on the servicing system did not agree with the mortgagor's loan documents.


In our opinion, except for the material noncompliance described in the third paragraph, Wells Fargo Bank, N.A., as servicer, complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2004.

			/s/  KPMG LLP


February 28, 2005